                                                                     EXHIBIT 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, PLEDGED, OR OTHERWISE SOLD OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.




                               ------------------

June 15, 2001

                            U.S. PLASTIC LUMBER CORP.

                               ------------------

                          Common Stock Purchase Warrant

         U.S. Plastic Lumber Corp., a Nevada corporation (the "COMPANY"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HALIFAX FUND, L.P., having an address at c/o The Palladin Group, L.P., 195 Maplewood Avenue, Maplewood, New Jersey 07040 ("PURCHASER") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fifth anniversary of the Closing Date 250,000 fully paid and nonassessable shares of Common Stock, par value $0.0001, of the Company (the "COMMON STOCK"), at a purchase price of $2.00 per share of Common Stock subject to adjustment pursuant to Section 5 herein (the "PURCHASE PRICE").

         1.       DEFINITIONS.

                  (a) The term "AGREEMENT" shall mean the Debenture Purchase Agreement dated as of June 15, 2001, between the Company and the Investors signatory thereto.

                  (b) The term "DEBENTURE" shall mean any of the Company's 18% Debentures Due May 31, 2002.

                  (c) The term "EFFECTIVE REGISTRATION" shall have the meaning specified in the Agreement.

                  (d)      The term "CLOSING DATE" shall mean June 15, 2001.

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                  (e)      The term "REGISTRATION RIGHTS AGREEMENT" shall mean
the Registration Rights Agreement, dated as of June 15, 2001, between the Company and the Purchaser signatory thereto.

                  (f) The term "WARRANT HOLDER" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

                  (g) The term "WARRANT SHARES" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

         Capitalized terms used but not defined in this Warrant shall have the meanings specified in the Agreement or the Debentures.

         2.       EXERCISE OF WARRANT.

         The Warrant Holder may exercise this Warrant, in whole or in part, at any time and from time to time by either of the following methods:

                  (a) The Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder ("SUBSCRIPTION NOTICE"), at the offices of the Company; or

                  (b) The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("DELIVERABLE Shares") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("SURRENDERED SHARES"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares. For purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share.

         3.       DELIVERY OF STOCK CERTIFICATES.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company shall transmit the certificates of the Warrant Shares (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of the Subscription Notice ("T+3"). If such certificates are not received by the Warrant Holder within T+3, then the Warrant Holder will be entitled to revoke and withdraw its exercise of its Warrant at any time prior to its receipt of those certificates.

                  In lieu of delivering physical certificates representing the Warrant Shares deliverable upon exercise of Warrants, provided the Company's transfer agent is


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

participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Warrant Holder, by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The exchange pursuant to Section 3 shall be deemed to have been made immediately prior to the close of business on the date of the Subscription Notice. The person or persons entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the record holder or holders of such Warrant Shares at the close of business on the date of the Subscription Notice.

                  The term "TRADING DAY" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing trading price of the Common Stock on the Approved Market which is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of determination or, if the Common Stock is not listed or admitted to trading on any Approved Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any Approved Market or traded over-the-counter and the average price cannot be determined a contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Warrant Holder acting in good faith.

         4.       (A)      REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                  (a) The Company shall comply with its obligations under the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to have filed and declared and maintained effective a registration statement registering the Warrant Shares under the Securities Act of 1933, as amended (the "ACT").


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

                  (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                  (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps necessary to insure that the Common Stock remains listed on the Principal Market.

                  (d) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                  (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, 200% of such number of shares of Common Stock as shall from time to time be issuable hereunder.

                  (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                           (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

                           (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  (B)      REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

                  The Purchaser shall not resell Warrant Shares, unless such resale is made pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.


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

         5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Purchase Price payable per share, so that the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

                  (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be proportionately reduced so that the aggregate Purchase Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate Purchase Price so payable immediately before such record date (or on the date of such distribution, if applicable). For the avoidance of doubt, the Purchaser acknowledges that dividends paid by the Company on its Series A Preferred Stock and Series B Preferred Stock shall not cause any of the adjustments described in this paragraph.

                  (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event,
(ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on


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

the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be reduced to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

                  (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (f) Purchase Price Adjustment. If the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued (i) pursuant to the Company's employee or director option plans, (ii) upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act, (iii) as compensation in connection with arrangements with consultants and promoters of the Common Stock and (iv) as


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

performance-related compensation to individuals that are employees of entities that have been acquired by or merged into the Company, pursuant to "earn out" provisions of the acquisition or merger agreements pursuant to which the Company acquired such entities) at an effective purchase price per share which is less than the greater of the Purchase Price then in effect or the fair market value (as defined in Section 3(b) above) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value or, Purchase Price as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                  For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                  The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

                  In the event of any such issuance for a consideration which is less than such fair market value and also less than the Purchase Price then in effect, than there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Purchase Price computed as aforesaid.

         6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.


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

         7. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

         8. RIGHTS AS STOCKHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 Trading Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         9.       LIMITATION ON EXERCISE.

                  (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder at any time upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant and Preferred Shares) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the Securities Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). The Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage to what the Holder would otherwise be entitled under this Warrant immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

                  (b) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant


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

Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                           (i) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                           (ii) the number of shares of Common Stock actually owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                           A new and independent covenant will be deemed to be
given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant. This Section 9 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

                           The limitation contained in paragraphs (a) and (b)
above of this Section 9 may be enforced by the Company as follows: the Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 19 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                  (c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Holder under the Purchase Agreement would exceed the Holder's pro-rata portion of 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof, unless otherwise approved by the Company's shareholders. Instead, the Company shall redeem this Warrant to the extent necessary at such consideration required to place the Holder in the same economic position they would have been if not for such limitation or as otherwise provided under the Purchase Agreement.

         10. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.


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

         11.      SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; CHOICE OF LAW.

                  (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                  (b) Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

                  (c) The Company and the Warrant Holder irrevocably waive their right to trial by jury.

                  (d) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed entirely within such State.

         12. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement or the Debentures contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         13. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express


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

courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:

                                    U.S. Plastic Lumber Corp.
                                    2300 Glades Road
                                    Suite 440 West
                                    Boca Raton, FL 33431
                                    Attention: Bruce Rosetto
                                    Facsimile: (561) 394-5335

                  with a copy to:

                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA 19103
                                    Attention: Alan L. Zeiger, Esq.
                                    Facsimile: (215) 569-5628

                  to the Warrant Holder:

                                    Halifax Fund, L.P.
                                    c/o The Palladin Group, L.P.
                                    Investment Manager
                                    195 Maplewood Avenue
                                    Maplewood, NJ 07040
                                    Attention: Robert Chender
                                    Facsimile: (973) 313-6491

                  with copies to:

                                    Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                    551 Fifth Avenue, 18th Floor
                                    New York, NY 10176
                                    Attention: Lawrence D. Hui, Esq.
                                    Facsimile: (212) 986-8866

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

         14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any


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

provision hereof shall in no way affect the validity or enforceability of any other provision.

         15. ASSIGNMENT. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any, as shall not have been so transferred or assigned.


Dated: June 15, 2001          U.S. PLASTIC LUMBER CORP.



                                 By:  /s/ Bruce C. Rosetto
                                    -------------------------------------------
                                      Name:  Bruce C. Rosetto
                                      Title: Vice President and General Counsel


CORPORATE SEAL

Attest:



By: /s/ Michael D. Schmidt
   -------------------------


               (SIGNATURE PAGE OF U.S. PLASTIC LUMBER CORPORATION
                         COMMON STOCK PURCHASE WARRANT)

                               NOTICE OF EXERCISE
             (To be executed by the Holder to exercise the right to
          purchase shares of Common Stock under the foregoing Warrant)

To:      U.S. PLASTIC LUMBER CORP.
Re:      COMMON STOCK PURCHASE WARRANT issued on June __, 2001 to
         __________________ to purchase shares of Common Stock (the "Warrant")

(1)      CHECK ONE:

_______ (a) The undersigned hereby elects to purchase ________ shares of Common Stock of U.S. PLASTIC LUMBER CORP., pursuant to Section 2 of the Warrant, and will tender payment of the purchase price in full, together with all applicable transfer taxes payable pursuant to the Warrant, if any.

                                             OR
_______           (b)      The undersigned hereby exercises the Warrant with
                  respect to ________ shares of Common Stock of U.S. PLASTIC LUMBER CORP. on a cashless, "net basis" pursuant to Section 2 of the Warrant, and hereby instructs the Company to deliver _______ shares of Common Stock to the holder of the Warrant based on a Fair Market Value of $____.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        -------------------------------
                        Name

                        -------------------------------
                        Address

                        -------------------------------

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                        -------------------------------
                        Name

                        -------------------------------
                        Address

                        -------------------------------

(4) The undersigned represents as of the date hereof that, after giving effect to the exercise of this Warrant pursuant to this Notice of Exercise, the undersigned will remain in compliance with Section 9 of the Warrant and not exceed the "Restricted Ownership Percentage" contained in Section 9 of the Warrant.


Dated:                                 Print Name of Holder:
      ------------------
                                       -----------------------------------------
                                       (Sign) By:
                                                 -------------------------------
                                       Print Name:
                                       Print Title:

                               ------------------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________________ the right represented by the within Warrant to purchase
______________ shares of Common Stock of U.S. PLASTIC LUMBER CORP., a Nevada corporation, to which the within Warrant relates, and appoints as attorney-in-fact, to transfer such right on the books of U.S. PLASTIC LUMBER CORP., a Nevada corporation, with full power of substitution of premises.

Dated:
      ----------------------------        --------------------------------------
                                          (Signature must conform to the name
                                          of holder as specified on the face of
                                          the Warrant)


                                          --------------------------------------
                                                        (Address)

                                          --------------------------------------

                                          --------------------------------------
Signed in the presence of:



----------------------------------